Exhibit 10.17


                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT made as of this 11th day of March, 1996, between AIR RESOURCES CORPORATION, a Colorado business corporation, SPURLOCK ADHESIVES INCORPORATED, a Virginia business corporation, and SPURLOCK INDUSTRIES, INC., a Virginia business corporation, all with a place of business at P. 0. Box 8, Route 460 East, Waverly, Virginia 23890 (all jointly hereafter "Employer"), and PHILLIP S. SUMPTER (hereafter "Employee") currently of 263 Gilson Road, Jaffrey, New Hampshire 03452.

         In   consideration   of  the  mutual   promises   and  other   valuable
consideration provided hereinafter, Employer and Employee agree and covenant as follows:

         1. Employment Term. Employer employs Employee, commencing as of the effective date of this Agreement and continuing until the earlier of March 31, 1998 or termination as provided for herein, as Executive Vice President (or such other officer title upon which Employer and Employee agree).

         2. Termination. Employee shall not be a so-called "employee-at-will." Employee shall serve as Executive Vice President (or such other officer title upon which Employer and Employee agree) until March 31, 1998; provided however, Employee's employment may be terminated upon the happening of any of the following:

                  A.       Employee dying;

                  B. Employee retiring or resigning, by first giving Employer thirty (30) days advance written notice;


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                  C.       Resolution   of   Employer's   Board   of   Directors
                           discharging   Employee   based  upon  an  affirmative
                           finding, made in good faith, that Employee either has breached a fiduciary duty owed Employer, or has
                           committed   any  fraud  or  serious   dishonest   act
                           detrimentally   affecting   Employer  in   Employer's
                           business relations, or has willfully and knowingly violated any statute governing either Employer's
                           business   or   Employee's   conduct  as   Employer's
                           employee, or has become either physically or mentally disabled resulting in Employee's inability to fulfill
                           the  terms  of  this  Agreement;   provided  however,
                           Employee shall be entitled to fifteen (15) days advance written notice before any such proposed Board resolution may be acted upon and Employee shall further be entitled to attend any such Board meeting and to hear and respond to any and all evidence which
                           the  Board   considers   before   adopting  any  such
                           resolution.

         3. Scope of Employment. Subject to the applicable provisions of Employer's Articles of Agreement and By-Laws, Employee shall serve as Employer's Executive Vice President (or such other officer title upon which Employer and Employee agree) and shall perform all duties which Employer's Board of Directors might assign to Employee. Employee shall report directly to Employer's President and Employer's Chairman of the Board of Directors. Employee shall provide Employee's services to Employer on a full time basis. Employee shall not engage in any other substantial business endeavors which would detrimentally impact


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upon Employee's ability to offer his time, attention and talent to Employer.

         4. Base Compensation. Employer shall pay Employee a guaranteed annual salary of $180,000.00, payable in equal weekly installments, commencing March 11, 1996.

         5. Bonuses. Employer and Employee agree that Employee shall be eligible for additional compensation in the form of bonuses based upon the value of the Employee's work contributions to the Employer and the performance of Employer in the market place - in the event Employer establishes a bonus plan or program.

         6. Stock Options. Employee shall be entitled to participate in and shall receive the benefit of any existing stock option plans of Employer or of any stock option plans created during the term of this Agreement which benefits other executive employees.

         7. Company Vehicle. Employer shall provide to Employee, as additional compensation, a suitable vehicle for Employee's use. Employer shall solely be responsible for any and all costs associated with maintaining, insuring and registering said vehicle.

         8. Retirement. Employee shall be entitled to participate in and shall receive the benefit of any existing retirement plans of Employer or of any retirement plans created during the term of this Agreement which benefits other executive employees.

         9. Fringe Benefits. Employer shall procure comprehensive health and dental insurance for Employee and Employee's spouse and disability insurance for Employee under one of more policies of



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insurance comparable to the best existing policies by which Employer insures its other executive employees.

         10. Vacation and Holidays. Employee shall be entitled to four (4) weeks of paid annual vacation. Employee may accrue vacation, in whole or in part, from year to year. Employee shall also receive such holidays as Employer provides its other executive employees.

         11. Moving and Relocation Expenses. Employer shall reimburse Employee for the reasonable moving expenses Employee incurs associated with moving Employee's family and possessions from New Hampshire to Virginia. Employer also shall pay Employee's reasonable relocation and temporary housing expenses, in such standard as is appropriate to Employee's position with Employer, associated with Employee moving to Virginia to be employed by Employer previous to the sale of Employee's house in New Hampshire.

         12. Change of Employer. Upon final approval of a merger plan by the shareholders of Air Resources Corporation and Spurlock Industries, Inc. and consummation of such merger, Air Resources Corporation shall no longer be considered as one of the parties to this Agreement. From that time forward, Employee shall only have claims against Air Resources Corporation for breaches of this Agreement which occurred previous to consummation of such merger.

         13. Indemnification. Employer shall indemnify and defend and hold Employee harmless from any and all liability whatsoever, including defense costs and attorney's fees, arising from Employee's performance on behalf of or as a result of Employee's


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employment by Employer;  provided however,  Employer shall not have to indemnify
Employee from any claim based upon an action of Employee which is both beyond Employee's scope of employment and performed by Employee with actual, subjective bad faith. Employee's rights under this paragraph are in addition to (and not in substitution for) Employee's rights under an Indemnification Agreement dated December 21, 1995 and entered into by Air Resources Corporation as Indemnitor and Employee as Indemnitee. Employer reaffirms said Indemnification Agreement as if each of the entities which constitute the Employer herein were parties to the Indemnification as additional indemnitees.

         14. Binding Agreement. This Agreement shall be binding upon any successor of Employer including, but not necessarily limited to, any person, firm, corporation or other entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of Employer's assets or business.

         15. Partial Invalidity. This Agreement shall be valid and enforceable to the fullest extent permitted by law. In the event any term of this Agreement or the application thereof to any person or circumstance shall be judicially determined to be invalid or unenforceable, the remainder of this Agreement and the application of such term to persons or circumstances -- other than those as to which application is judicially held invalid or unenforceable -shall not be affected thereby.

         16. Governing Law and Jurisdiction. This Agreement and performance thereunder shall be governed by and construed according


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to the laws of the Commonwealth of Virginia. Virginia is an appropriate forum to litigate any matters involving this Agreement and the courts of the Commonwealth of Virginia possess jurisdiction over this Agreement, Employer and Employee.

         17. Merger Clause. This Agreement, together with any other agreements explicitly incorporated in this Agreement, constitute the entire understanding between Employer and Employee and all representations and covenants are merged into this Agreement. This Agreement can only be amended by a document executed by Employer and Employee.

         18. Costs and Expenses. In the event of any litigation between the parties involving their respective obligations and performances under this Agreement, the successful party shall be entitled to recovery of costs and expenses, including reasonable attorney's fees.

         19. Captions. Any and all captions or headings used in this Agreement are for reference and convenience only and shall not affect its interpretation.

         IN WITNESS WHEREOF, Employer and Employee have hereunto set their hands and seals as of the date first written above.


                                         AIR RESOURCES CORPORATION,
                                         Employer


/s/ H. Norman Spurlock, Jr.              By: /s/ Harold N. Spurlock
------------------------------               -----------------------------------
Witness                                           Its Duly Authorized Officer





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                                         SPURLOCK ADHESIVES INCORPORATED,
                                         Employer

/s/ H. Norman Spurlock, Jr.              By: /s/ Irvine R. Spurlock
------------------------------               -----------------------------------
Witness                                           Its Duly Authorized Officer




                                         SPURLOCK INDUSTRIES, INC.,
                                         Employer

/s/ H. Norman Spurlock, Jr.              By: /s/ Harold N. Spurlock
------------------------------               -----------------------------------
Witness                                           Its Duly Authorized Officer


/s/ H. Norman Spurlock, Jr.              /s/ Phillip S. Sumpter
------------------------------           ---------------------------------------
Witness                                  PHILLIP S. SUMPTER, Employee